SAM KAN & COMPANY
1151 Harbor Bay Pkwy., Suite 202
Alameda, CA 94502
Phone: 510.517.7874
Fax: 866.848.1224
http://www.skancpa.com

S K
& CO
Sam Kan & Company
Certified Public Accountant

August 19, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated July 12, 2013 of US-LBJ Husbandry Industry International, Inc. and are in agreement with the statements contained therein, except for all of paragraph 2, for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Respectfully,

Sam Kan & Company